Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES LEADERSHIP TRANSITION

Jack E. Golsen Appointed Executive Chairman Effective January 1, 2015

Barry H. Golsen Appointed President and CEO Effective January 1, 2015

Tony M. Shelby Plans to Retire in Twelve Months and Will Transition from CFO to Executive VP Effective as of the 2015 Annual Meeting of Shareholders

Mark T. Behrman Appointed Executive VP and CFO Effective as of the 2015 Annual Meeting of Shareholders

OKLAHOMA CITY, Oklahoma — December 23, 2014 — LSB Industries, Inc. (NYSE:LXU) (“LSB or the Company”), a manufacturer of chemical products for the agricultural, mining and industrial markets and a leading manufacturer of commercial and residential climate control products, today announced that its Board of Directors has approved a leadership transition plan that capitalizes on the strength and depth of management.

Jack E. Golsen, currently Chairman of the Board and Chief Executive Officer and the founder of LSB, will step down as CEO and assume the role of Executive Chairman of the Board of Directors, effective January 1, 2015. At that time, Barry H. Golsen, currently President and Chief Operating Officer, will assume the role of President and Chief Executive Officer. Barry Golsen will remain a Director of the Company.

LSB also announced that Mark T. Behrman, Senior Vice President of Corporate Development, has been appointed Executive Vice President and Chief Financial Officer, effective as of the 2015 Annual Meeting of Shareholders. Mr. Behrman will succeed Tony M. Shelby, LSB’s Executive Vice President and Chief Financial Officer, who plans to retire in twelve months. Effective as of the 2015 Annual Meeting of Shareholders, Tony Shelby will transition from CFO to the role of Executive Vice President to ensure a methodical and successful transition.

“The Board regularly discusses succession planning to ensure that LSB has the leadership it needs to succeed, and these appointments are a testament to the strength of our management team,” said Robert H. Henry, Chairman of the Nominating and Corporate Governance Committee of the Board. “Jack has been an exceptional CEO in guiding the company since its founding in 1969. With Jack at the helm, LSB has grown into a leading climate control and chemicals business, with deep customer relationships. We look forward to continuing to benefit from his significant business and industry expertise as LSB executes on its strategic growth initiatives.

“Furthermore, we believe that Barry will excel as LSB’s next CEO given his depth of knowledge and understanding of the Company’s businesses and his demonstrated leadership abilities throughout his 36 years with the Company.”

Jack E. Golsen, Chairman and CEO of LSB said, “It has been an honor and a privilege to serve as LSB’s CEO for the past 45 years and I look forward to continuing to work with the Board and management team as LSB enters its next chapter of growth and success. We are fortunate to have a strong executive team in place with a deep bench of leadership talent to aid in a seamless transition. On behalf of the Board of Directors and management team, I want to thank Tony for his leadership and significant contributions to the growth of LSB as CFO, and prior to that as a director. He is an integral part of our executive leadership team and we look forward to continuing to benefit from his skills and experience during the next year.”

Barry H. Golsen, President and COO of LSB said, “LSB has a range of exciting initiatives underway and great prospects for growing and creating value for our shareholders. I am looking forward to continuing to work with LSB’s team, our customers, shareholders, and other stakeholders as we continue to execute our strategy to develop world class operations. I want to thank Tony for his leadership over the past 45 years which has been instrumental in building LSB and strengthening our finance organization. I also want to congratulate Mark. Since joining LSB earlier this year, he has quickly become an important member of the management team. He has strong relationships and is well respected by the financial community for his extensive industry and financial experience. I look forward to working closely with the talented LSB team as we remain focused on driving sales and profit growth and increased long-term value for our shareholders.”

About Jack Golsen

Jack Golsen founded LSB Industries in 1969 and has served as Chairman of the Board of Directors and Chief Executive Officer since the Company’s inception. Mr. Golsen previously served as the Company’s President from 1969 until 2004. Mr. Golsen was inducted into the Oklahoma Commerce and Industry Hall of Honor as one of Oklahoma’s leading industrialists in 1996. Mr. Golsen is a Trustee of Oklahoma City University and has served on its Finance Committee for many years. Mr. Golsen previously served on the boards of insurance companies, several banks and was Board Chairman of Equity Bank for Savings N.A., which was formerly owned by the Company. In 1972, he was nationally recognized as the person who prevented a widespread collapse of the Wall Street investment banking industry, as referenced in “The Second Crash” by Charles Ellis, and six additional books about the Wall Street crisis. Mr. Golsen has a Bachelor of Science degree from the University of New Mexico.

About Barry Golsen

Barry Golsen is Board Vice-Chairman, President and Chief Operating Officer of LSB Industries. Mr. Golsen joined LSB Industries in 1978 as a product manager at International Environmental Corp. (IEC) where he was responsible for the development and introduction of LSB’s first water source heat pump product line and the startup of CHP Corp. to manufacture and market those products. He became Executive Vice President of IEC in 1979 and IEC’s President in 1980. Mr. Golsen spearheaded the growth of LSB’s Climate Control Business with a number of business startups as well as the acquisition of Climate Master, Inc. (and its merger with CHP Corp. and subsequent move to Oklahoma City). Under his leadership, LSB’s Climate Control Business attained leading shares of the U.S. markets for water source and geothermal heat pumps and hydronic fan coils. Mr. Golsen has served on the LSB Board of Directors since 1981, has been Board Vice-Chairman of LSB since 1993, and became LSB’s President and Chief Operating Officer in 2004. A native of Oklahoma City, Mr. Golsen attended Cornell University College of Engineering prior to earning both his B.A. and J.D. degrees from the University of Oklahoma. He was admitted to the Oklahoma Bar in 1978. Mr. Golsen is a past Director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. Mr. Golsen served on the Board of Directors of Equity Bank for Savings, and on many of the bank’s committees including the loan committee and investment committee. His professional affiliations have included the Oklahoma Bar Association, the American Bar Association, and the American Society of Heating, Refrigeration and Air-conditioning Engineers, Young Presidents Organization, and World Presidents Organization.

About Mark Behrman

Mark Behrman joined LSB as Senior Vice President, Corporate Development in March 2014. Mr. Behrman has over 20 years of investment banking experience with a primary focus on the industrial and business services sectors, previously serving as a Managing Director at Sterne Agee & Leach, Inc., leading the firm’s industrials, transportation, and energy practices. During his career, Mr. Behrman has originated and executed numerous merger and acquisition transactions, equity and debt capital market transactions and private capital raises for U.S. corporate clients in these sectors. Mr. Behrman was previously a Founder and Senior Managing Director of BlueStone Capital Partners, LP, where he was part of a team that created Trade.com Global Markets, Inc., and Founder and Director of the BlueStone/AFA Private Equity Fund. He began his investment banking career at PaineWebber, Incorporated and at Drexel Burnham Lambert, Inc. Additionally, he has been a director of three public companies including Noble International, Ltd. where he served as a Director for over 8 years and as Chairman of its Audit Committee for three years. Mr. Behrman holds a Masters of Business Administration from Hofstra University and a Bachelor of Science in Accounting from Binghamton University.

About Tony Shelby

Tony Shelby is Executive Vice President of Finance and Chief Financial Officer of LSB Industries, a position he has held since 1971. Mr. Shelby has served as a member of the LSB executive management team since inception in 1969 and served as a Director from 1971 until 2014. Mr. Shelby, along with Jack Golsen, guided the formation of and the growth of LSB’s Chemical Business through a number of acquisitions and construction projects beginning with the acquisition of the El Dorado Facility in 1984. Mr. Shelby served on the Board of Directors and the Executive Committee of Equity Bank for Savings. N.A. Prior to joining LSB, Mr. Shelby was with the accounting firm of Arthur Young & Co., a predecessor to Ernst & Young LLP. Mr. Shelby has a Bachelor of Science in Business degree from Oklahoma City University, is a certified public accountant, a member of the Oklahoma Society of CPAs, and the American Institute of CPAs.

About LSB Industries, Inc.

LSB is a manufacturing and marketing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as water source and geothermal heat pumps, hydronic fan coils, modular chillers, large custom air handlers and make-up air units.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “believes”, “expects”, “intends”, “anticipates”, “plans to”, “estimates”, “projects”, or similar expressions, including, without limitation changes in position for certain referenced executives of the Company, and ability to excel in the new executive position, LSB executes on its strategic growth initiatives, prospects for growing and increasing and creating value for our shareholders, sales and profit growth, a successful transition, and strengthens our financial organization over the next 12 months. Actual results may differ materially from the forward-looking statements as a result of various future events, including without limitation, the various factors described in the “Special Note Regarding Forward-Looking Statements,” and the “Risk Factors” contained in our most recent 10-K for the year ended December 31, 2013, and Form 10-Qs for quarters ended March 31, June 30 and September 30, 2014. These forward looking statements speak only as of the date of this press release, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Company Contact: Tony M. Shelby, Chief Financial Officer Mark Behrman, Senior Vice President, Corporate Development (405) 235-4546	Investor Relations Contact: Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609 The Equity Group Inc.